FIRST PACTRUST BANCORP, INC.
COMMON STOCK

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) dated as of July 19, 2010 is made by and among the undersigned subscriber or subscribers (the “Subscriber”), and First PacTrust Bancorp, Inc., a Maryland corporation (the “Company”), that owns all of the issued and outstanding capital stock of Pacific Trust Bank, a federally-chartered stock savings association (the “Bank”).

RECITALS:

WHEREAS, in connection with a contemplated recapitalization of the Company (the “Transaction”) the Company intends to conduct a private placement (the “Offering”) of newly issued shares of its common stock (as further described herein) to certain accredited investors;

WHEREAS, in order permit Subscriber and other subscribers in the Offering to structure their respective investments in the Company to ensure compliance with regulatory requirements and policies applicable to such Subscriber, the board of directors of the Company (the “Board of Directors”) intends to reclassify, pursuant to the Company’s Articles of Incorporation, as amended, such number of shares of its common stock, par value $.01 per share (the “Voting Common Stock”) into a new class of common stock as necessary to carry out the purposes of this Agreement (the “Class B Non-Voting Common Stock” and, with the Voting Common Stock, the “Common Stock”), such Class B Non-Voting Common Stock to possess identical rights, preferences and privileges as the Voting Common Stock, except with respect to voting rights;

WHEREAS, the Company has engaged Hovde Securities, LLC as placement agent (the “Placement Agent”) (and the Placement Agent has engaged Cappello Capital Corp. to assist it in its role as Placement Agrent) in the Offering; and

WHEREAS, Subscriber wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, shares of Voting Common Stock (the “Voting Shares”) and Class B Non-Voting Common Stock (the “Class B Shares”) in the aggregate numbers indicated below such Subscriber’s name on the signature page of this agreement (and subject to Section 1 hereof); and

NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I

PURCHASE AND SALE OF SECURITIES

1.1           Sale of Securities. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company hereby agrees to issue and sell to the

Subscriber and the Subscriber agrees to purchase from the Company, upon Closing (as such term is defined in Section 1.3 of this Article I), shares of Common Stock and a warrant in the form attached hereto as Exhibit A to purchase shares of Common Stock (the “Warrant Shares”), as described herein for an aggregate purchase price all as set forth by the Subscriber on the signature page hereto (the “Purchase Price”).  This Offering is only being made to the Subscriber on the condition that the Subscriber qualifies as an “accredited investor” (as defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)). To the extent that, as of and giving effect to the consummation of the Offering on the terms described herein, Subscriber would be deemed for purposes of the Bank Holding Company Act of 1956 (“BHCA”) or the Change in Bank Control Act (“CBCA”) to own, control or have the power to vote voting securities (as such term is defined in the regulations under the BHCA) equal to 5.0% or more of the aggregate number of outstanding shares of Voting Stock (the “Voting Ownership Limit”), Subscriber’s Subscription for Voting Shares in excess of the Voting Ownership Limit, unless otherwise instructed by Subscriber, shall be deemed to be, automatically and without further action on the part of Subscriber or the Company, a Subscription for Class B Shares in an amount equal to such excess; provided, that in no event shall Subscriber be obligated to purchase a number of shares of Common Stock which would cause Subscriber to own or control in excess of 24.99% of the total stockholder’s equity of the Company.  Subscriber understands that, subject only to the provisions of Articles 7 and 8 of this Agreement, Subscriber (i) is not entitled to cancel, terminate or revoke this Agreement or any of the agreements, representations or warranties of Subscriber hereunder, and (ii) acknowledges that this subscription is irrevocable. The purchase of the Common Stock is referred to in this Agreement as the “Purchase.”  Neither the Purchase Price nor the aggregate number of shares of Common Stock issuable to Subscriber pursuant to this Agreement shall be reduced without Subscriber’s prior written consent if the aggregate subscriptions to the Offering (including Subscriber’s subscription) at the Closing exceed $60,000,000.

1.2           Escrow. Immediately following the execution of this Agreement, the Subscriber will deposit with Chicago Title Company (the “Escrow Agent”) immediately available United States funds representing two and one-half percent (2.5%) of the aggregate Purchase Price (the “Deposit”) in accordance with and pursuant to the terms of the Escrow Agreement substantially in the form attached hereto as Exhibit B (the “Escrow Agreement”).

1.3           Closing. Subject to receipt of any required regulatory approvals and the other conditions to closing set forth in Article VII of this Agreement, the closing of the transactions contemplated hereunder (the “Closing”) shall occur at such date and place as shall be designated by the Company upon at least five (5) business days’ prior written notice to the Subscriber (the “Closing Date”). Closing may be conditioned upon Subscriber’s receipt of regulatory approvals as more fully set forth in this Agreement. At the Closing:

(a)
Subscriber shall deliver an amount equal to the difference between the Purchase Price and the Deposit, in immediately available United States funds, to an account or accounts designated in writing by the Company;

(b)	Subscriber and the Company shall have given joint written instructions to the Escrow Agent to release the Deposit to the Company in accordance with Section 3(a) of the Escrow Agreement;

(c)
The Company shall deliver one or more duly executed Voting Common Stock certificates and, where applicable, Class B Non-Voting Common Stock certificates, as the case may be, representing the Common Stock subscribed for by Subscriber;

(d)	The Company shall deliver duly executed warrants in the form attached hereto as Exhibit A (the “Warrant”); and

(e)	The Company shall deliver a duly executed copy of the letter agreement attached hereto as Exhibit C (the “BHCA Letter”).

1.4           Acceptance. This Agreement shall be effective immediately upon acceptance by the Company of the Subscriber’s fully completed and executed version of the Investor Questionnaire attached hereto (the “Investor Questionnaire”) and executed counterpart of this Agreement and shall thereupon be binding upon the Company and thereupon Subscriber’s firm offer herein shall be deemed accepted. Such acceptance by the Company shall be evidenced only by counter-execution and delivery of this Agreement by the Company, and the Company shall have no obligation hereunder until the Company shall have executed and delivered to the Subscriber an executed counterpart of this Agreement.

1.5           Termination.  Other than pursuant to Article VIII hereof, this Agreement may not be terminated by the Subscriber at any time following the Company’s delivery of an executed counterpart of this Agreement to the Subscriber.  Subscriber understands that, subject only to the provisions of Articles VII and VIII of this Agreement, Subscriber (i) is not entitled to cancel, terminate or revoke this Agreement or any of the agreements, representations or warranties of Subscriber hereunder, and (ii) acknowledges that this subscription is irrevocable.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1           Disclosure.

(a)           “Material Adverse Effect” means a material adverse effect on (1) the business, results of operation or financial condition of the Company and the Bank taken as a whole; provided that Material Adverse Effect shall not be deemed to include the effects, to the extent such effects do not have a disproportionate impact on the Company as compared to other depository institution holding companies, of (A) any facts, circumstances, events, changes or occurrences generally affecting businesses and industries in which the Company operates, companies engaged in such businesses or industries or the economy, or the financial or securities markets and credit markets in the United States or elsewhere in the world, including effects on such businesses, industries, economy or markets resulting from any regulatory or political conditions or developments, or any outbreak or escalation of hostilities, declared or undeclared acts of war, terrorism, or work stoppages, (B) changes or proposed changes in generally accepted accounting principles in the United States (“GAAP”) or regulatory accounting requirements applicable to depository institutions and their holding companies generally (or authoritative interpretations thereof), (C) changes or proposed changes in banking and other laws of general applicability or related policies or interpretations of all Governmental Entities (as defined in Section 7.1(d)), or (D) changes in the market price or trading volume of Common Stock (it being understood and agreed that the exception set forth in this clause (D) does not apply to the underlying reason giving rise to or contributing to any such change), or (2) the legality, validity or enforceability of this Subscription Agreement, or (3) the ability of the Company or a Subscriber to consummate timely the Purchase and the other transactions contemplated by this Subscription Agreement and any other documents, agreements and instruments delivered in connection herewith (collectively, the “Transaction Documents”).

(b)           “Previously Disclosed” information means (1) information contained in the SEC Reports (as defined in Section 2(g)(1), and if applicable, (2) information provided pursuant to this Agreement or any confidentiality agreement between the Company and the Subscriber.

(c)           Each party acknowledges that it is not relying upon any representation or warranty not set forth in the Transaction Documents. The Subscriber is aware that it will bear the economic risk of an investment in the Common Stock and the Warrants.

           2.2           Representations, Warranties and Covenants of the Company. Except as Previously Disclosed, the Company represents, warrants and covenants to the Subscriber that as of the date hereof (or such other date specified herein):

(a)           Organization, Authority; Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and conduct its business as currently conducted, and, except as has not had or would not reasonably be expected to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; and the Bank has been duly organized as a federally chartered stock savings institution, and its deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation (the “FDIC”).  Schedule 2.2(a) contains a true and correct list of all of the Company’s subsidiaries (the “Subsidiaries”).

(b)           Authorization of Common Stock.  The Common Stock and Warrant Shares to be issued have been duly authorized for issuance by the Company and, when duly issued and delivered by the Company against payment therefor in accordance with this Agreement and the Warrant, will be duly and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or other similar rights.

(c)           Capitalization.

(i)           As of the date of this Agreement, the authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, par value $.01 per share and 5,000,000 shares of Preferred Stock, par value $.01 per share.  All issued and outstanding shares of capital stock of the Company have been, and as of the Closing Date will be, duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable state and federal securities laws in all material respects and were not issued in violation of, or subject to, any preemptive, subscription or other similar rights of any stockholder of the Company.  As of the date of this Agreement, the Company has issued 5,445,000 shares of Common Stock, of which 4,244,184 are outstanding and 1,200,816 have been repurchased by the Company.  The Company also has 19,300 issued and outstanding shares of non-voting Preferred Stock, designated as the Company’s Fixed Rate Cumulative Perpetual Preferred Stock Series A (“Non-Voting Preferred”).  Except for a warrant to purchase 280,795 shares of Common Stock (the “Treasury Warrant”) and outstanding options to purchase 482,396 shares of Common Stock pursuant to the Company’s equity incentive plan (such options, together with any similar options granted after the date hereof, “Company Stock Options”), as of the date of this Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal and similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of capital stock, and the Company is not a party to or subject to any agreement or understanding and, to the Company’s knowledge, there is no agreement or understanding between any parties, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.  The Company owns, directly or indirectly, all of the capital stock of the Subsidiaries, free and clear of any liens, security interests or equitable interests other than as reflected in the SEC Reports.  The Company has no obligation, contingent or otherwise, to redeem or repurchase any equity security or any security that is a combination of debt and equity.

(ii)           Immediately after the Closing and assuming the condition precedent contained in Section 7.1(b) has been satisfied, the Company will have 9,689,729 issued and outstanding shares of Common Stock, consisting of 8,773,782 shares of Voting Common Stock and 924,927 shares of Class B Non-Voting Common Stock, and 19,300 issued and outstanding shares of Non-Voting Preferred.  Except for the Company Stock Options, 1,800,000 Warrant Shares and the Treasury Warrant, immediately after the Closing, there will be no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal and similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of capital stock, and the Company will not be a party to or subject to any agreement or understanding which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.  Immediately after the Closing, assuming no grants after the date hereof, 16,500 shares of Common Stock will be available for issuance pursuant to the Company’s equity incentive plan.

(d)           Securities Laws. Assuming the accuracy of the representations and warranties made by Subscriber contained herein and similar representations by the other investors in the Offering, the offer and sale of the Common Stock and Warrants to Subscriber in the manner contemplated by this Agreement, are exempt from the registration requirements of the Securities Act and any other applicable laws.

(e)           Authorization of this Agreement.  Each of this Agreement and the Warrant has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery of this Agreement by the Subscriber, this Agreement will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally or the rights of creditors of financial institutions, the accounts of whose subsidiaries are insured by the FDIC and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”).

(f)           No Material Adverse Effect.  Since December 31, 2009, no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(g)           Reports.

(1)           The Company has made all filings required to be made by it under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), including, without limitation, (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, (b) the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, (c) the Company’s definitive proxy statement dated March 22, 2010, and (d) its other reports and forms filed with the Securities and Exchange Commission (the “SEC”) under Sections 13(a), 14(a) or 15(d) of the Exchange Act on or after January 1, 2010 and prior to the execution and delivery of this Agreement (collectively, the “SEC Reports”).  The SEC Reports, when filed, complied and will comply in all material respects with all applicable requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002, if and to the extent applicable, and the rules and regulations of the SEC thereunder applicable to the SEC Reports.  None of the SEC Reports, at the time of filing, contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made.  The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the twelve (12) months preceding the date of this Agreement.  The Company will make all timely filings that the Company is required to make under the Exchange Act prior to the Closing.  The Company has taken, or will have taken prior to the Closing, all necessary actions to ensure its continued inclusion in, and the continued eligibility of the Common Stock for trading on, The Nasdaq Global Market under all currently effective requirements.  Each balance sheet included in the SEC Reports (including any related notes and schedules) fairly presents and will fairly present in all material respects the consolidated financial position of the Company as of its date, and each of the other financial statements included in the SEC Reports (including any related notes and schedules) fairly presents and will fairly present in all material respects the consolidated results of operations of the Company for the periods or as of the dates therein set forth in accordance with GAAP consistently applied during the periods involved (except that the interim reports are subject to adjustments which might be required as a result of year end audit and except as otherwise stated therein).  Such financial statements included in the SEC Reports were, at that time they were filed, consistent with the books and records of the Company in all material respects and complied as to form in all material respects with then applicable accounting requirements and with the rules and regulations of the SEC with respect thereto.  The Company keeps accounting records in accordance with GAAP in which all material assets and liabilities, and all material transactions, including off-balance sheet transactions, of the Company are recorded in material conformity with applicable accounting principles and disclosed as required by applicable law in the SEC Reports.

(2)           Since December 31, 2009, the Company and the Bank have filed all reports, registrations and statements, together with any required amendments thereto, that was required to be filed with the Office of Thrift Supervision (the “OTS”) and any other applicable federal or state banking authorities, except where the failure to file any such report, registration or statement, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. As of their respective dates, each of the foregoing reports complied with all applicable rules and regulations promulgated by the OTS and any other applicable foreign, federal or state securities or banking authorities, as the case may be, except for any failures that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(h)           No General Solicitation or General Advertising. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Common Stock.

(i)           Non-contravention.  The Company is not in violation of (i) any term of its Articles of Incorporation, as amended, or its Amended and Restated Bylaws, (ii) any agreement or instrument to which it is a party or by which it or any of its properties or assets is bound; or (iii) any applicable law, ordinance, rule or regulation or any applicable order, judgment or decree of any court or Governmental Entity, except, in the case of (ii) or (iii) above, for any violations that would not, individually or in the aggregate, have a Material Adverse Effect.

(j)           Brokers.  The Company has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions in connection with the Offering, except that the Company will pay to the Placement Agent a fee equal to five percent (5%) of the aggregate proceeds of the Offering in accordance with that certain agreement entered into between the Company and the Placement Agent (the “Placement Agreement”).  Except for the Placement Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or other like payment as a result of the transactions contemplated by this Agreement.

(k)           No Other Agreements.    None of the terms of subscription in the Offering offered to another investor therein is more favorable than any provision of this Agreement, and no such other investor has been offered any rights under any “side letter” which have not also been offered to Subscriber.

(l)           Litigation. Except as Previously Disclosed, (a) there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or the Bank that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, and (b) neither the Company nor the Bank is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court, Governmental Entity or other governmental authority that could reasonably be expected to have a Material Adverse Effect.

(m)           Taxes.  The Company has filed all material federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which is reasonably likely to have a Material Adverse Effect.

(n)           Disclosure.  No statement (including any representation or warranty) by the Company contained in this Agreement, the exhibits or schedules attached hereto, or any Transaction Document, when read together with the SEC Reports, contains any untrue statement of a material fact or omits to state a material fact reasonably necessary to make the statements contained herein or therein not misleading.

(o)           Warrants.  The Company covenants and agrees that, for as long as Subscriber holds the Warrant or any portion thereof, it shall not issue any warrant or other right or option to purchase its capital stock other than the Company Stock Options (including any warrants issued in connection with the Closing) that provides for adjustments to the number of shares issuable upon the exercise thereof that (i) are more favorable to the holder thereof than the adjustments provided for in Section 4 of the Warrant or (ii) could reasonably be expected to have a material  adverse effect on Subscriber’s percentage ownership (whether of voting or non-voting securities) of the Company.

           2.3           Representations, Warranties and Covenants Of The Subscriber. The Subscriber hereby represents, warrants and covenants to the Company that as of the date hereof (and, as applicable, agrees):

(a)           The Subscriber understands and acknowledges that (i) the offering and sale of the Common Stock is intended to be exempt from registration under the Securities Act pursuant to Rule 506 promulgated under the Securities Act, (ii) the Common Stock has not been registered under the Securities Act, and (iii) the Company has represented to the Subscriber that the Common Stock has been offered and sold by the Company in reliance upon the foregoing exemption from registration as well as corresponding exemptions from registration under any applicable state securities laws and that the reliance on such exemptions is predicated upon the accuracy of Subscriber’s representations and warranties in this Agreement and the Investor Questionnaire.  Subscriber further understands that the shares of Common Stock to be acquired hereunder are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances and in accordance with the terms and conditions set forth in the legends described below.  In this connection, Subscriber represents that Subscriber is familiar with Securities and Exchange Commission Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(b)           Subscriber understands and acknowledges that the certificates evidencing the Common Stock to be purchased hereunder will bear substantially the following legend:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(c)           The Subscriber is purchasing the Common Stock for its own account, for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Common Stock pursuant to an exemption from registration available under the Securities Act or any other applicable securities law.

(d)           The Subscriber represents and warrants that neither the Company nor the Placement Agent is acting as a fiduciary or financial or investment adviser for the Subscriber.

(e)           The Subscriber represents and warrants that it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Company (other than the representations and warranties of the Company contained in this Agreement), the Placement Agent or their respective legal counsel, advisors and agents.

(f)           The Subscriber acknowledges that it has conducted a review and analysis of the business, assets, condition and operations of the Company, together with the representations and warranties of the Company set forth in this Agreement that the Subscriber considers sufficient for purposes of the Purchase.  The Subscriber represents and warrants that (i) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent it has deemed necessary, (ii) it has had a reasonable opportunity to ask questions of and receive answers from officers of the Company concerning the Company’s financial condition and results of operations and the purchase of the Common Stock, and any such questions have been answered to its satisfaction, (iii) it has had the opportunity to review all publicly available records and filings concerning the Company and the Bank and it has carefully reviewed such records and filings that it considers relevant to making an investment decision, and (iv) it has made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary.  The Subscriber further represents and warrants that, except for the Company’s management and the Placement Agent, no person made any representations or warranties concerning the Company, including as to the accuracy or completeness of the information contained in this Agreement or any Transaction Document.

(g)           The Subscriber represents and warrants that it is an “accredited investor” within the meaning of Rule 501 under Regulation D promulgated under the Securities Act, and that:

(1)           the information contained in the Investor Questionnaire is complete, accurate, and true in all respects, and agrees to notify and supply corrective information promptly to the Company if any such information becomes inaccurate or incomplete.

(2)           the Subscriber has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Common Stock.

(3)           the Subscriber understands that neither the SEC, OTS, FDIC nor any securities administrator of any state has made any finding or determination relating to the fairness of this investment or recommended or endorsed, or will recommend or endorse, the offering of the securities purchased hereby.

(4)           the Subscriber acknowledges that no general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) has been received by it and that no public solicitation or advertisement with respect to the offering of the securities purchased hereby has been made to it.

(5)           no person has made any direct or indirect representation or warranty of any kind to the Subscriber with respect to the economic return which may accrue to the Subscriber.

(6)           the Subscriber is not a participant-directed employee plan, such as a 401(k) plan, or any other type of plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A promulgated under the Securities Act, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, unless investment decisions with respect to the plan are made solely by the fiduciary, trustee or sponsor of such plan.

(h)           The Subscriber represents and warrants that (i) it is not (a) an “employee benefit plan” (as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) which is subject to the provisions of Part 4 of Subtitle B of Title I of ERISA, or any entity whose underlying assets include the assets of any such plan (an “ERISA Plan”), (b) any other “plan” (as defined in Section 4975(e)(1) of the United States Internal Revenue Code of 1986, as amended (the “Code”)) which is subject to the provisions of Section 4975 of the Code or any entity whose underlying assets include the assets of any such plan (a “Plan”), (c) an entity whose underlying assets include the assets of any such ERISA Plan or other Plan by reason of Department of Labor regulation section 2510.3-101 or otherwise, or (d) a governmental or church plan that is subject to any federal, state or local law which is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (a “Similar Law”); or (ii) the purchase, holding and disposition of any such Common Stock by it will satisfy the requirements for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption, or, in the case of a plan subject to a Similar Law, will not result in a non-exempt violation of such Similar Law.

(i)           To the Subscriber’s Knowledge no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Subscriber in connection with the consummation by the Subscriber of the Purchase and the other transactions contemplated by the Transaction Documents.  Subscriber has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as currently conducted, and, except as has not had or would not reasonably be expected to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification.  The Agreement constitutes the legal, valid and binding obligations of the Subscriber, enforceable in accordance with its terms, except to the extent that enforceability may be limited by the Enforceability Exceptions.

(j)           Subscriber holds no shares of Common Stock as of the date hereof.  The Subscriber does not have any agreement, arrangement or understanding with any person (other than the Company) to acquire, dispose of or vote any securities of the Company.

(k)           The Subscriber acknowledges and agrees that the Offering involves securities for which only a limited trading market exists, thereby requiring any investment to be maintained for an indefinite period of time. The purchase of the Common Stock involves risks which the Subscriber has evaluated, and the Subscriber is able to bear the substantial economic risk of the investment for an indefinite period of time, has no need for liquidity in such investment and can afford a complete loss of such investment. The Subscriber’s overall commitment to investments that are not readily marketable is not, and its acquisition of the Common Stock will not cause such overall commitment to become, disproportionate to its net worth and the Subscriber has adequate means of providing for its current needs and contingencies.

(l)           Subscriber has not employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for Subscriber, in connection with the Purchase.

(m)           The Subscriber acknowledges and agrees that it never has been represented, guaranteed or warranted by the Company, any of the officers, directors, stockholders, partners, employees or agents of the Company, or any other persons, whether expressly or by implication, that: (a) the Company or the Subscriber will realize any given percentage of profits and/or amount or type of consideration, profit or loss as a result of the Company’s activities or the Subscriber’s investment in the Company; or (b) the past performance or experience of the management of the Company, or of any other person, will in any way indicate the predictable results of the ownership of the Common Stock or of the Company’s activities.

(n)           [Reserved.]

(o)           Subscriber acknowledges and agrees that any dividends or other distributions paid to Subscriber by the Company will be paid to, and any contributions made by it to the Company will be made from, an account in Subscriber’s name unless the Company, in its sole discretion, agrees otherwise.

(p)           Subscriber agrees to provide any information reasonably requested by the Company which the Company reasonably believes will enable the Company to comply with all applicable laws, rules and regulations, including without limitation any anti-money laundering and any other laws, rules and regulations applicable to the Company or to any investment held or proposed to be held by the Company.

(q)           [Reserved.]

(r)           SUBSCRIBER SHOULD CHECK THE OFFICE OF FOREIGN ASSETS CONTROL WEBSITE AT WWW.TREAS.GOV/OFAC BEFORE MAKING THE FOLLOWING REPRESENTATIONS:

(i)           Subscriber understands that federal regulations and executive orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.

(ii)           Subscriber represents that no portion of the Purchase Price is, or will be, directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at www.treas.gov/ofac.  In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(iii)           To the best of Subscriber’s knowledge, none of: (1) Subscriber; (2) any person controlling or controlled by Subscriber; (3) if Subscriber is a privately-held entity, any person having a beneficial interest in Subscriber; or (4) any person for whom Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective Subscriber if such prospective Subscriber cannot make the representation set forth in the preceding paragraph. Subscriber agrees to promptly notify the Company should Subscriber become aware of any change in the information set forth in these representations. Subscriber understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of Subscriber, by segregating the assets in the account in compliance with governmental regulations, and may also be required to report such action and to disclose Subscriber’s identity to OFAC.

(iv)           To the best of Subscriber’s knowledge, none of: (A) Subscriber; (B) any person controlling or controlled by Subscriber; (C) if Subscriber is a privately-held entity, any person having a beneficial interest in Subscriber; or (D) any person for whom Subscriber is acting as agent or nominee in connection with this investment is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below; and

(v)           If Subscriber is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, Subscriber represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; and (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

(r)           Subscriber has reviewed the merits of investing in the Company and has reached its decision to invest in the Company independently from any other investors in the Company.

______________________________

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

2 A "senior foreign political figure" is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation.  In addition, a "senior foreign political figure" includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 "Immediate family" of a senior foreign political figure typically includes the figure's parents, siblings, spouse, children and in-laws.

4 A "close associate" of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(s)           Other than this Agreement and the BHCA Letter, Subscriber has no agreement, arrangement or understanding with any other person for the purpose of acquiring, holding, controlling, voting, distributing or disposing of any securities of the Company.  Any such agreement, arrangement or understanding shall be subject to the prior written approval of the Company and compliance with any applicable regulatory requirements.

(t)           Subscriber (i) has no present intention of acquiring control of the Company, as “control” is defined in 12 C.F.R. Part 303, Subpart E, or 12 C.F.R. Part 574 (or any other applicable banking regulation); (ii) will not acquire control in the future without the prior approval of all applicable Government Entities; and (iii) is not participating, has not participated with, and has no current intention to participate in the future with any other investor in the Offering in any joint activity or parallel action towards a common goal between or among such investors of acquiring control of, or exerting control over, the Company.

(u)           No other person holding Common Stock or that, to the knowledge of Subscriber, presently proposes to acquire shares of Common Stock is (i) under common control with Subscriber, (ii) a controlling shareholder, partner, trustee, officer, or director of Subscriber or has policy-making functions with respect to Subscriber or (iii) advised by any investment advisor or manager who performs substantially the same services to such person as provided to Subscriber, unless, with regard to this clause (u), all such persons together with Subscriber would (A) own, control or have the power to vote shares of Voting Common Stock not in excess of the Voting Ownership Limit or (B) own or control no more than 24.99% of the Company’s total equity outstanding, in each case, determined immediately after giving effect to the issuance of the shares of Common Stock to all investors in the Offering.

(v)           Subscriber will not, without first determining whether the prior approval of any Governmental Entity is required and, if such approval is required, obtaining such approval, directly or indirectly seek to appoint any director or executive officer to the Company or otherwise attempt to direct the management or policies of the Company.  Subscriber also represents that neither it nor any Account has discussed the Purchase or the Private Placement or the contents of this Agreement with any other party or potential investors, except as expressly permitted under the terms of this Agreement.

(w)           Subscriber has not engaged, and will not engage, as part of a group consisting of substantially the same persons as the investors in the Company, in substantially the same combination of interests, in any other banking or nonbanking activities or business ventures in the United States.

Subscriber acknowledges and agrees that the executed Investor Questionnaire is an integral part of this Agreement and shall be deemed incorporated by reference herein.

Subscriber agrees to promptly notify the Company should Subscriber become aware of any change in the information set forth in this Section 2.3 which may make any such representation contained therein to be untrue or incorrect in any material respect.

Subscriber authorizes the Placement Agent to rely on Subscriber’s representations and warranties contained in Section 2.3(g) above and in the Investor Questionnaire solely for purposes of determining whether the Offering is exempt from the Securities Act.

ARTICLE III

SURVIVAL

3.1           All representations, warranties, and covenants contained in this Agreement shall survive the delivery of the Common Stock to the Subscriber.

ARTICLE IV

[RESERVED]

ARTICLE V

COVENANTS

5.1           As promptly as practicable following the Closing, the Company shall use its reasonable best efforts to redeem in full all of the issued and outstanding shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock Series A sold to the U.S. Treasury on November 21, 2008 (the “TARP Redemption”).

5.2           From the date of this Agreement until the earlier of (a) the Closing and (b) a termination of this Agreement in accordance with Article VIII hereof, the Company shall not and shall cause the Bank and their respective representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of providing information) the submission of any inquiries, proposals or offers that constitute or may reasonably be expected to lead to any Competing Transaction, (ii) engage in any discussions or negotiations, or provide or cause to be provided any non-public information or data relating to the Company or any the Bank in connection with, or have any discussions with any person relating to, an actual or proposed Competing Transaction, (iii) otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, discussions or negotiations to make or implement any Competing Transaction or (iv) execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Competing Transaction.  As used here, the term “Competing Transaction” means any inquiry, proposal or offer, filing of any regulatory application or notice (whether in draft or final form) or disclosure of an intention to do any of the foregoing from any person relating to any (v) direct or indirect acquisition or purchase of a business that constitutes ten percent (10%) or more of the total revenues, net income, assets or deposits of the Company and the Bank taken as a whole, (w) direct or indirect acquisition or purchase of any class of debt or equity securities representing five percent (5%) or more of the voting power of the Company or the Bank, (x) issuance of any equity or debt securities by the Company or the Bank to any person or group other than pursuant to Previously Disclosed benefit plans as in effect as of the date hereof, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning ten percent (10%) or more of any class of equity securities of the Company or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or the Bank, other than the Offering and the transactions contemplated by this Agreement.

5.3           The Company shall provide for the registration, offering and sale of the shares of Common Stock purchased by Subscriber hereunder and the Warrant Shares in accordance with the terms of Schedule 5.3 to this Agreement.

5.4           As promptly as practicable following the TARP Redemption, the Bank shall use reasonable best efforts to enter into an agreement with each of Messrs Ganz and Sheehy, Ms. Yaptangco,

Ms. Lauer, Ms. Carrillo and Ms. Goodwin (each, an “Executive”) providing for the Bank, immediately following the execution thereof, to pay to such Executive one half of the amount that would have been due to such Executive pursuant to the severance agreement by and between such Executive and the Bank (each, a “Change of Control Agreement”) had the Offering constituted a “change of control” (as defined in the applicable Change of Control Agreement) and the employment of such Executive ceased (other than as a result of a “Termination for Cause,” as defined in the applicable Change in Control Agreement), with the balance of such amount payable if the employment of such Executive actually ceases (other than as a result of a “Termination for Cause,” as defined in the applicable Change in Control Agreement), in each case during the period beginning upon the Closing and ending on the three (3) year anniversary thereof; provided that any such Executive receiving payment pursuant to this Section 5.4 shall have executed a customary waiver and release that, among other matters, provides for a waiver of any right of payment, any claim or any other compensation relating to such Executive’s Change of Control Agreement or similar agreement and with regard to the Offering.

5.5           Subject to regulatory approval, the Company shall use its reasonable best efforts to enter into an employment agreement with Gregory Mitchell (“Mitchell”), providing for Mitchell to be appointed Chief Executive Officer or President of the Company, and to appoint Mitchell to the office of Chief Executive Officer or President of the Company upon or promptly following the Closing.

5.6           The Company shall use the proceeds from the Offering as set forth on Schedule 5.6.

5.7           At or prior to the Closing, the Company shall deliver written evidence, in form and substance satisfactory to Subscriber, that upon each of the Closing and the consummation of the TARP Redemption: (a) Subscriber will not own, control or have the power to vote, voting securities equal to or greater than 5.0% of the aggregate number of outstanding shares of Voting Stock; and (b) Subscriber shall not own or control shares of Common Stock in excess of 24.99% of the total stockholder’s equity of Company.

5.8

(a)           For three years following the closing of this Offering and so long as Subscriber holds at least 90% of the Common Stock purchased hereunder (including for this purpose shares of Common Stock issuable upon exercise of any warrant issued to Subscriber in the Offering) if the Company makes any public or nonpublic offering or sale of Common Stock, or securities convertible into Common Stock (any such security, a “New Security”) (other than (i) any Common Stock or other securities issuable upon the exercise or conversion of any securities of the Company issued or agreed or contemplated to be issued as of the date hereof; (ii) pursuant to the granting or exercise of employee stock options or other stock incentives pursuant to the Company’s stock incentive plans approved by the Board or similar plan where stock is being issued or offered to a trust, other entity or otherwise, for the benefit of any employees, officers or directors of the Company, in each case in the ordinary course of providing incentive compensation; or (iii) issuances of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar nonfinancing transaction), the Company will use its commercially reasonable best efforts to give Subscriber the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company immediately prior to any such issuance of New Securities. The amount of New Securities that the Subscriber shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the number of shares of Common Stock held by the Subscriber, and the denominator of which is the number of shares of Common Stock then outstanding immediately preceding any offering of New Securities.

(b)           Notwithstanding anything herein to the contrary, in no event shall the Subscriber purchase securities hereunder to the extent such purchase would result in such Subscriber, together with its Affiliates (as defined under Rule 405 under the Securities Act), owning a greater percentage interest in the Company than such Subscriber held immediately prior to the issuance of the New Securities (counting for such purposes all shares of Common Stock into or for which any securities owned by the Subscriber are directly or indirectly convertible or exercisable) and provided that such acquisition would not result in Subscriber or its Affiliates (i) being deemed to “control” the Company within the meaning of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and the Change in Bank Control Act of 1978, as amended (the “CIBC Act”) or the Home Owners Loan Act, as amended and any rules and regulations promulgated thereunder (“HOLA”) or (ii)  (A) owning, controlling or having the power to vote, voting securities (under the meaning of the HOLA or the BHC Act, whichever is applicable to the Company, and the rules and regulations promulgated thereunder) equal to or greater than 5.0% of the aggregate number of outstanding shares of Voting Stock, or (B) owning or controlling shares of Common Stock in excess of 24.99% of the total stockholder’s equity of Company.  For purposes of calculating the beneficial ownership of Subscriber and its Affiliates under this Section 5.8(b), (x) any security that is convertible into, or exercisable for, any such voting securities or Common Stock that is beneficially owned by Subscriber or its Affiliates shall be treated as fully converted or exercised, as the case may be, into the underlying voting securities or Common Stock, and (y) any security convertible into, or exercisable for, the Common Stock that is beneficially owned by any person other than Subscriber or any of its Affiliates shall not be taken into account).

(c)           The Company will also use its commercially reasonable best efforts to give Subscriber the opportunity to acquire from the Company in any future public or private offering of the Company’s debt, equity or trust preferred securities other than a New Security (“Other Securities”). The Company and the Subscriber shall cooperate in good faith to facilitate the Subscriber’s participation in any offering involving a New Security or Other Securities, however, the Company will not be required to incur any expense, delay or risk that the offering may not be completed related to the Subscriber’s proposed participation in any such offering, including any required approvals or consents Subscriber must obtain. The assurances given to Subscriber described herein shall be personal to Subscriber and the transfer, assignment and/or conveyance of any rights arising from such assurances from Subscriber to any other person and/or entity is prohibited and shall be void and of no force or effect.

ARTICLE VI

[RESERVED]

ARTICLE VII

CLOSING CONDITIONS

7.1           The obligation of the Company to consummate the Purchase is subject to the following conditions:

(a)           the representations and warranties of Subscriber contained in Section 2.3 of this Agreement shall be true and correct on and as of Closing in all material respects (except for those representations and warranties which are qualified by materiality, which shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of

Closing (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date);

(b)           at or simultaneously with the Closing, the Company shall have received gross proceeds from the sale of shares of its Common Stock in the Offering to purchasers other than Subscriber at least equal to $45,000,000.00 in the aggregate;

(c)           requisite shareholder approval required, if any, in connection with the shares of Common Stock to be sold in the Offering, including without limitation the Common Stock, for the purposes of Nasdaq Rule 5635 or any successor rule thereto shall have been obtained;

(d)           the Company shall have received all approvals, consents or non-objections of all applicable governmental agencies, authorities or instrumentalities having supervisory or regulatory authority with respect to the Company or the Bank (each, a “Governmental Entity”), including but not limited to the Board of Governors of the Federal Reserve System, the OTS and the FDIC, as applicable, that are required prior to the Closing Date for the consummation of the Offering;

(e)           the full Purchase Price shall have been received by the Company;

(f)           Subscriber shall have duly executed the Investor Questionnaire;

(g)           no proceedings shall have been initiated or threatened by any Governmental Entity or other governmental authority or any other third party seeking to enjoin or otherwise restrain or to obtain an award for damages in connection with the consummation of Transaction, including without limitation the Offering and the Purchase contemplated hereby, or which would reasonably be expected to result in a Material Adverse Effect;

(h)           no Governmental Entity shall have imposed any conditions or restrictions on the Company or the Bank that would materially adversely impact the business activities of the Company or the Bank or materially impair, impede or delay certification by the FDIC of the Bank as being eligible to bid in connection with the sale of failed depository institutions by the FDIC; and

(i)           any Interagency Notice of Change in Control with respect to the Company or the Bank required to be submitted by Subscriber or any affiliate of Subscriber pursuant to 12 U.S.C. § 1817(j) and 12 C.F.R. Part 303 required to consummate the Offering shall have received the approval or non-objection of the Bank Regulators and/or FDIC and the OTS, as applicable, to the reasonable satisfaction of the Company.

7.2           The obligation of Subscriber to deliver the balance of the Purchase Price to the Company pursuant to Section 1.3(a) hereof is subject to the following conditions:

(a)           the representations and warranties of the Company contained in Section 2.2 of this Agreement shall be true and correct on and as of Closing in all material respects (for the avoidance of doubt including the related schedules thereto and except for those representations and warranties which are qualified by materiality, which shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of Closing (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date);

(b)           Subscriber shall have received a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing, certifying that the condition precedent set forth in Section 7.2(a) has been satisfied and that all covenants, agreements and conditions required to be satisfied by the Company under this Agreement and the BHCA Letter at or prior to the Closing have been performed, satisfied and complied with by the Company in all material respects.

(c)           requisite shareholder approval required, if any, in connection with the shares of Common Stock to be sold in the Offering, including without limitation the Common Stock, for the purposes of Nasdaq Rule 5635 or any successor rule thereto shall have been obtained;

(d)           Subscriber shall have received a copy of the Company’s Articles of Incorporation, as amended and certified by the Secretary of State of the State of Maryland, authorizing the Class B Non-Voting Common Stock and such Articles of Incorporation, as amended, shall be satisfactory to Subscriber in its sole and absolute discretion;

(e)           the Class B Non-Voting Common Stock to be issued to Subscriber shall not, in the sole judgment of Subscriber, constitute a “voting security” (as defined in 12 CFR § 225.2(q)) or “voting stock” (as defined in 12 CFR § 574.2(u));

(f)           as of and giving effect to the Closing and the consummation of the Offering on the terms described herein, and assuming that no person or entity affiliated with Subscriber or deemed to be acting in concert with Subscriber pursuant to 12 C.F.R. Part 303, Subpart E, or 12 C.F.R. Part 574 (or any other applicable banking regulation) has subscribed for any shares of Common Stock in the Offering (except to the extent that Subscriber has previously provided notice of such subscription to the Company in writing), (i) Subscriber shall not own, control or have the power to vote, voting securities equal to 5.0% or more of the aggregate number of outstanding shares of Voting Stock; and (ii) Subscriber shall not own or control shares of Common Stock in excess of 24.99% of the total stockholder’s equity of Company.

(g)           the consummation of the Offering would not result in Subscriber or any of its affiliates being deemed to have a direct or indirect controlling interest in the Company or the Bank or otherwise require any of them to register as a savings and loan holding company under the Savings and Loan Holding Company provisions of the Home Owners’ Loan Act, as amended, and Subscriber shall have received a written non-control determination from the Office of Thrift Supervision in form and substance reasonably satisfactory to Subscriber to such effect;

(h)           no proceedings shall have been initiated or threatened by any Governmental Entity or other governmental authority or any other third party seeking to enjoin or otherwise restrain or to obtain an award for damages in connection with the consummation of Transaction, including without limitation the Offering and the Purchase contemplated hereby;

(i)           at or simultaneously with the Closing, the Company shall have received gross proceeds from the sale of shares of its Common Stock in the Offering to purchasers other than Subscriber at least equal to $45,000,000.00 in the aggregate;

(j)           since the date of this Agreement, there shall not have been any Material Adverse Effect;

(k)           no Governmental Entity shall have imposed any conditions or restrictions on the Company or the Bank or Subscriber or its affiliates that would materially adversely affect the business of the Company, the Bank or  Subscriber;

(l)           Subscriber shall have received the BHCA Letter, duly executed by the Company; and

(m)           since the date of this Agreement, there shall have been no grants or awards of Company Stock Options by the Company and the Company shall have cancelled or otherwise terminated (or shall,

as soon as permitted under applicable law following the Closing Date, cancel or otherwise terminate) all Company Stock Options and the consideration paid by the Company in respect of such cancellation and/or termination shall be equal to $3.00 per Company Stock Option.

ARTICLE VIII

TERMINATION

8.1           Termination; Certain Fees.

(a)           This Agreement may be terminated prior to the Closing:

(i)           By mutual written agreement of the Company and Subscriber;

(ii)           by the Company or Subscriber, in the event that the Closing Date does not occur on or before December 31, 2010 or such later date, if any, as Subscriber and the Company agree upon in writing (as such date may be extended, the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing Date to occur on or prior to the Outside Date; or

(iii)           by the Company or Subscriber, upon written notice to the other party, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable; or

(iv)           by the Subscriber if the Company does not have written, binding subscriptions to the Offering totaling $60,000,000 (including Subscriber’s subscription) on or prior to August 31, 2010.

(b)           In the event of any termination of this Agreement pursuant to Section 8.1(a) (other than pursuant to Section 8.1(a)(ii) as result of a breach by Subscriber), the parties shall deliver joint written instructions to the Escrow Agent to promptly release to the Subscriber the full amount of the Deposit and any interest earned thereon as of such date in accordance with Section 3(b) of the Escrow Agreement.

(c)           In the event that the Offering is not consummated as a result, directly or indirectly, of a breach of this Agreement by the Company that causes or results in a failure of any of the conditions specified in Article VII hereof to be satisfied as of the Outside Date, and Subscriber has terminated this Agreement pursuant to Section 8.1(a)(ii) hereof, the Company shall pay Subscriber an aggregate fee equal to the Company Termination Fee by wire transfer of same-day funds on the first business day following the date of such termination.  For the purposes of this agreement, the term “Company Termination Fee” shall mean an amount equal to the product of (i) $1,000,000.00 and (ii) (a) the Purchase Price divided by (b) the aggregate purchase price for all shares of Common Stock subscribed for by all of the investors in the Offering.  The parties hereto acknowledge and agree that the Company Termination Fee shall constitute Subscriber’s sole remedy in the event that the Closing shall not have occurred by the Outside Date as a result, directly or indirectly, of a breach of this Agreement by the Company.

(d)           In the event that the Offering is not consummated as a result, directly or indirectly, of a breach of this Agreement by Subscriber that causes or results in a failure of any of the conditions specified in Article VII hereof to be satisfied as of the Outside Date, and the Company has terminated this Agreement pursuant to Section 8.1(a)(ii) hereof, the parties shall deliver joint written instructions to the Escrow Agent, in accordance with the terms of Section 3(c) of the Escrow Agreement, to: (i) release to the Company from the Subscriber’s Deposit, an amount (the “Investor Liquidated Damages Amount”) equal to the lesser of (A) the full amount of the Deposit and (B) the product of (1) $1,500000.00 and (2)(x) the Purchase Price divided by (y) the aggregate purchase price for all shares of Common Stock subscribed for by all of the investors in the Offering; and (ii) release to Subscriber an amount equal to the difference between the Deposit and the Investor Liquidated Damages Amount, together with all Income (as defined in the Escrow Agreement).  The parties hereto acknowledge and agree that the Investor Liquidated Damages Amount shall constitute the Company’s sole remedy in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached by Subscriber.

(e)           In the event of any termination of this Agreement as provided in Section 8.1(a), this Agreement (other than Sections 8.1(b), 8.1(c), 8.1(d), 8.1(e) and Article IX and Article X, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for breach of this Agreement prior to such termination.

ARTICLE IX

CONFIDENTIALITY

9.1           Each party agrees to keep all information furnished by another party pursuant to this Agreement confidential (“Confidential Information”) except such information that (i) is or becomes generally available to the public (other than as a result of a disclosure by the receiving party in violation of this Agreement), (ii) was available to the receiving party on a non-confidential basis prior to its disclosure by the disclosing party, (iii) becomes available to the receiving party on a non-confidential basis from a person other than the disclosing party who is not known by the receiving party to be otherwise bound by a confidentiality agreement with the disclosing party, or is not known by the receiving party to be otherwise prohibited from transmitting the information to the receiving party, (iv) the disclosing party agrees may be disclosed or (v) the receiving party is requested pursuant to, or required by, law, regulation, legal process or regulatory authority to disclose, and neither party hereto shall release or disclose such information to any other person, except its auditors, attorneys, financial advisors, or other consultants and advisors. In the event that any party is requested pursuant to, or required by, law, regulation, legal process or regulatory authority to disclose any Confidential Information, such party agrees that it will provide the other party with prompt notice of such request(s) or requirement(s) (to the extent legally permitted) to enable the non-disclosing party to seek an appropriate protective order (at the non-disclosing party’s sole cost and expense), waive compliance with the provisions of this Agreement or take other appropriate action.  Each party agrees to use its good faith efforts to assist the other party in obtaining such a protective order.  If, in the absence of a protective order or the receipt of a waiver hereunder, the disclosing party is nonetheless, in the opinion of its counsel, compelled to disclose the Confidential Information or else stand liable for contempt or suffer other censure or significant penalty, such party, after notice to the non-disclosing party (to the extent legally permitted), may disclose such Confidential Information that the disclosing party is compelled to disclose and shall exercise all reasonable efforts to obtain reasonable assurances that confidential treatment will be accorded to such disclosed Confidential Information.  For the avoidance of doubt, the Company may present this Agreement and the information provided in the Investor Questionnaire to such parties as it deems advisable if compelled by law or called upon to establish the availability under any Federal or state securities laws of an exemption from registration of the Offering.

ARTICLE X

MISCELLANEOUS

10.1           Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, international courier or delivered by hand against written receipt therefor, or by confirmed facsimile transmission, to the following addresses, or such other address as may be furnished to the other parties as herein provided:

To the Bank:               First PacTrust Bancorp, Inc.
610 Bay Boulevard
Chula Vista, California 91910

Attention:    Hans Ganz
President and Chief Executive Officer
Fax:  (619) 446-6200

To the Subscriber:        At the address set forth on the signature page hereto.

Unless otherwise expressly provided herein, notices shall be deemed to have been given on the date of mailing, except notice of change of address, which shall be deemed to have been given when received.

10.2           This Agreement shall not be changed, modified or amended except in writing and signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

10.3           Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and assigns. If the Subscriber is more than one person, the obligation of such Subscriber shall be joint and several and the agreements, representations, warranties, covenants and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his or her heirs, executors, administrators, successors and legal representatives.  The obligations of the parties may not be assigned except in the event of a merger, consolidation or other reorganization undertaken for a reason other than to assign a party’s obligation, under this Agreement, provided, that the Subscriber may assign a portion or portions of the Purchase (and related obligations) to one or more of its Affiliates, provided further, that at or prior to any such assignment, any such assignee shall execute a joinder to this Agreement, agreeing to be bound by the terms hereof.

10.4           This Agreement contains the entire agreement of the parties with respect to the matters set forth herein and there are no representations, covenants or other agreements except as stated or referred to herein; provided, however, that, if applicable, any confidentiality agreement between the Company and the Subscriber shall remain in full force and effect except to the extent inconsistent with this Agreement.

10.5           [Reserved.]

10.6           In the event of a dispute regarding this Agreement that results in litigation or arbitration, the prevailing party, as determined by the finder of facts, shall be entitled to an award of reasonable attorneys’ fees.

10.7           Except to the extent governed by federal law applicable to national savings associations, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any right to service process in any manner permitted by law.

10.8           The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

10.9          This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.  Electronic transmissions of signature pages, whether via email, facsimile or other means, shall be effective as original signatures for all purposes.

10.10         In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that the Company’s and the Subscriber’s rights and privileges shall be enforceable to the fullest extent permitted by law.

10.11        Except as may be required by applicable law, the Company shall not issue or make, or cause to have issued or made, any public release or announcement concerning this Agreement, including Subscriber’s identity, or the transactions contemplated hereby, including but not limited to the offering of Common Stock to any other subscriber, unless Subscriber shall have previously consented to such public release or announcement in writing, which consent may be granted or withheld in Subscriber’s sole discretion. Any such press release or public statement required by applicable law naming Subscriber shall only be made by the Company after reasonable notice and opportunity for review by Subscriber.

10.12        Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, including, with respect to the Company to the extent shareholder approvals are required (including by virtue of Nasdaq Rule 5635 or any successor rule thereto) to consummate the Offering, taking all actions (including making all necessary filings in connection therewith) necessary, in accordance with applicable law, regulation and its certificate of incorporation and bylaws, to call and hold a shareholders meeting as promptly as reasonably practicable following the date hereof, recommending that its shareholders vote to approve the transactions contemplated by the offering at such meeting, and using its reasonable best efforts to obtain such approvals, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

10.13        The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the Company.  It is accordingly agreed that Subscriber shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Company and to enforce specifically the terms and provisions of this Agreement against the Company, in addition to any other remedy to which it is entitled at law or in equity.

NOTE: YOU MUST COMPLETE AND SIGN THE INVESTOR QUESTIONNAIRE ATTACHED HERETO.

Signatures appear on the following page

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized representative as of July 19, 2010.

TCW Shared Opportunity Fund V, L.P.
Name of Subscriber (please print)

By: /s/ Chad Brownstein
     Name:  Chad Brownstein
     Title:  Senior Vice President

By: /s/ Richard H. Stevenson
     Name:  Richard H. Stevenson
     Title:  Senior Vice President

TCW Shared Opportunity Fund V, L.P.
Name in which shares are to be registered
(if different)

If the Subscriber is a natural person, the Subscriber’s State of residence is:

If there are Joint Subscribers, please check one:
☐	Joint Tenants with Rights of Survivorship
☐	Tenants-in-Common
☐	Community Property
If the Subscriber is not a natural person, it:

•      is the following type of organization:  Limited Partnership

•      is organized under the laws of:  Delaware

•      has its principal place of business in:  Los Angeles, California

•      was formed for the purpose of:  Investing in a variety of portfolio investments

Subscriber’s Social Security Number or EIN:

11100 Santa Monica Blvd., Suite 2000 Business Address - Street Los Angeles, California 90025 City State Zip Code Attn: Mr. Chad Brownstein Telephone No.: Facsimile No.: Email Address:	Mailing Address - Street (if different) City State Zip Code Attn: Telephone No.: Facsimile No.: Email Address:

Number of shares subscribed for: 1,363,636 (438,689 shares Voting Common Stock, 924,947 shares of Class B Non-Voting Common Stock); Purchase Price: $14,999,9965

You must pay the Purchase Price pursuant to the instructions to be provided.  THE SUBSCRIBER IS RESPONSIBLE FOR ALL WIRE TRANSFER FEES IMPOSED BY THE SUBSCRIBER’S BANK.  Wire funds to:

Bank: The Bank of New York Mellon
ABA Number:
Account name to credit:
Account number to credit: First PacTrust Bancorp Subscription

NOTE: THE FOLLOWING MUST BE COMPLETED
Name of DTC Participant: The Bank of New York Mellon
DTC Participant Number: 901

Subscriber’s Account Number with DTC Participant: 355717 TCW SHARED OPPORTUNITY FUND V, LP

5 Assumes (1) $60,000,000 offering; and (2) Company’s capitalization does not change between signing and Closing.

Accepted as of the 27th day of July, 2010.

FIRST PACTRUST BANCORP, INC.

By:        /s/ Hanz Ganz
    Hans Ganz
President and Chief Executive Officer

Schedule 5.3

REGISTRATION RIGHTS

Defined terms used but not defined in this Schedule 5.3 shall have the meaning ascribed to such terms in the agreement (including all schedules, annexes and exhibits thereto, the “Agreement”) to which this Schedule 5.3 is attached.

(a)           The Company shall, as soon as practicable following the Closing Date, but in no event later than  the 30th business day following the Closing Date, but subject to delay as set forth in paragraph (c) below (in which case as soon as possible after the lapse of such postponement or suspension in accordance with the terms thereof) (the “Registration Deadline’), file with the Securities and Exchange Commission (“SEC”) a Shelf Registration Statement relating to the offer and sale from time to time of all of the Registrable Securities by Subscriber and the other subscribers in the Offering, and the direct and indirect transferees of Subscriber and such other subscribers (Subscriber, such other subscribers and such direct and indirect transferees, collectively, the “Holders”), and shall, if such Shelf Registration Statement is not automatically effective, use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as soon as possible after filing; provided, however, that not less than three (3) business days prior to the filing of the Shelf Registration Statement, the Company shall provide the Holder (or the investment adviser of such Holder) with a copy of the Shelf Registration Statement proposed to be filed and the Company shall consider all appropriate comments provided by such Holder with respect to the Shelf Registration Statement for inclusion in the Shelf Registration Statement to be filed.

(b)           The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Shelf Prospectus forming a part thereof to be usable by Subscriber (including by filing post-effective amendments to such Shelf Registration Statement (or a new Shelf Registration Statement if the initial Shelf Registration Statement expires)) until the earlier of (i) the date as of which all of Subscriber’s Registrable Securities have been sold (A) pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to any applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and/or (B) to the public in compliance with Rule 144 under the Securities Act and (ii) the first anniversary of the Closing (or, if Subscriber is or becomes an officer or member of the Board of Directors of the Company, the fifth anniversary of the Closing)  (such period of effectiveness, the “Shelf Period”).  The Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Subscriber thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law and except as set forth in paragraph (c) below.  The Company shall use its reasonable best efforts to meet (and continue to meet) the registrant eligibility requirements of Form S-3 during the Shelf Period.

(c)           The Company shall not be required to effect a registration pursuant to Schedule 5.3 with respect to securities that are not Registrable Securities and shall be entitled to postpone  the filing or initial effectiveness of, or suspend the use of, a Shelf Registration Statement if the Company notifies  Subscriber in writing that in the good faith judgment of the Chief Executive Officer or the Chief Financial Officer of the Company such registration, offering or use would be  materially detrimental  to  the Company or any material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would be materially detrimental  to the Company.  No such postponement or suspension shall exceed 60 consecutive days, no subsequent such postponement or suspension shall commence fewer than 15 days following the expiration of any preceding period, and the aggregate of all such postponements or suspensions shall not exceed 120 days in any 360-day period. Notwithstanding any other provision of this Schedule 5.3, but subject to the obligations of the Company in paragraphs (a) and (b) above, the Registration Deadline shall be extended if, for reasons beyond the reasonable control of the Company, any of the following (an “Interruption Event”) shall occur: (i) the SEC refuses to declare the applicable Registration Statement effective; (ii) if after it has become effective, such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC such that the Registration Statement shall not be effective; or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration Statement are not satisfied and are not otherwise waived. If an Interruption Event occurs, the Registration Deadline shall automatically be extended for a period equal to the duration of such Interruption Event.

(d)           The Company shall, so long as a Holder owns any Registrable Securities, file the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations adopted by the SEC thereunder, and it will take such further action as Subscriber may reasonably request, all to the extent required from time to time to enable Subscriber to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.  Upon the written request of Subscriber, the Company will deliver to Subscriber a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

(e)           Subscriber shall, promptly on the Company’s request, (i) furnish to the Company such information regarding Subscriber, the Registrable Securities held by Subscriber, the manner of holding any interests therein, and distribution of such Registrable Securities, as the Company may from time to time reasonably request in writing, and (ii) provide such consents as the Company may reasonably require with respect to disclosure of the content of the disclosures and any identification of Subscriber or its Registrable Securities or the circumstances in which they are held. Subscriber shall, upon receipt of any notice from the Company if  (i) the SEC requests any amendment or supplement to, or any additional information in respect of, any Registration Statement or related prospectus, (ii) the SEC issues any stop order suspending the effectiveness of a Registration Statement or initiates any proceedings for that purpose, (iii) the Company receives any notice that the qualification of any Registrable Securities for sale in any jurisdiction has been suspended or that any proceeding has been initiated for the purpose of suspending such qualification, or (iv) upon the discovery, or upon the occurrence of any event, which requires that any changes be made in such Registration Statement or any related prospectus so that such Registration Statement or prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made (provided, however, that in the case of this subclause (iv), such notice need only state that an event of such nature has occurred, without describing such event), suspend the disposition of any Registrable Securities covered by such Registration Statement or prospectus until Subscriber’s receipt of the copies of a supplemented or amended prospectus or until it is advised in writing by the Company  that the use of the applicable prospectus may be resumed, and, if so directed by the Company Subscriber will deliver to the Company all copies, other than permanent file copies, then in Subscriber’s possession of any prospectus covering such Registrable Securities. If the Company shall have given any such notice during a period when a Registration Statement is effective, the Registration Deadline shall be extended by the number of days of such suspension period.

(f)           All Registration Expenses incurred in connection with any registration, qualification or compliance under this Schedule 5.3 shall be borne by the Company. All Selling Expenses incurred in connection with any registrations of its Registrable Securities hereunder, shall be borne by Subscriber. Subscriber shall not use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(g)           In case of the Shelf Registration Statement effected by the Company subject to this Schedule 5.3, the Company shall keep the Subscriber, on behalf of Holder, advised in writing as to the initiation of such registration, and as to the completion thereof.  In addition, the Company shall, to the extent applicable to the Shelf Registration Statement:

(i)         prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement as may be necessary to keep such registration continuously effective and free from any material misstatement or omission necessary to make the statements therein, in light of the circumstances, not misleading, and comply with provisions of the Securities Act with respect to the disposition of all securities covered thereby during the period referred to in clause (b) above;

(ii)         update, correct, amend and supplement the Shelf Registration Statement as necessary;

(iii)         notify the Holder promptly when the Shelf Registration Statement is declared effective by the SEC, and furnish such number of prospectuses, including preliminary prospectuses, and other documents incident thereto as Holder may reasonably request from time to time;

(iv)         use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions of the United States where an exemption is not available and as Holder may reasonably request to enable it to consummate the disposition in such jurisdiction of the Registrable Securities;

(v)         notify Holder at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Shelf Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and the Company will prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such shares, such prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vi)         cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and obtain all necessary approvals from The Nasdaq Global Market for trading thereon;

(vii)         provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Shelf Registration Statement;

(viii)                    upon the sale of any Registrable Securities pursuant to the Shelf Registration Statement, direct the transfer agent to remove all restrictive legends from all certificates or other instruments evidencing the Registrable Securities;

(ix)         To advise the Holder promptly after it has received notice or obtained knowledge of the existence of any stop order by the SEC delaying or suspending the effectiveness of the Shelf Registration Statement or of the initiation or threat of any proceeding for that purpose, and to make every commercially reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible time.

(h)                      (i)           Notwithstanding anything to the contrary in the Agreement, in connection with any registration under this Schedule 5.3, the Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, Subscriber (and its officers, directors, agents, partners (general and limited), members, equity holders and employees, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), the officers, directors, agents, partners (general and limited), members, equity holders and employees of each such controlling person and any financial or investment adviser) (each, an “Registration Indemnified Party”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, actions or proceedings (whether commenced or threatened), reasonable out-of-pocket costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and reasonable out-of-pocket expenses (including reasonable expenses of investigation) (collectively, “Registration Losses”), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus (including the Shelf Prospectus) or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that the same arise out of or are based upon information furnished in writing to the Company by or on behalf such Registration Indemnified Party or Subscriber expressly for use therein; provided, that the foregoing indemnity agreement contained in this paragraph (g) with respect to such  Registration Statement or any preliminary, final or summary prospectus contained therein or furnished by the Company, or any amendment or supplement thereto, shall not inure to the benefit of any Registration Indemnified Party from whom the person asserting any such losses, claims, damages or liabilities purchased Registrable Securities, where (A) prior to the written confirmation of the sale of Registrable Securities to such person (the “Applicable Time”), the Company shall have notified such Registration Indemnified Party in writing that such  Registration Statement or prospectus contains an untrue statement of a material fact or omits to state therein a material fact necessary in order to make the statements therein not misleading, (B) such untrue statement or omission of a material fact was corrected in a further amendment or supplement to such Registration Statement or prospectus and such Registration Statement or prospectus was provided to such Registration Indemnified Party prior to the Applicable Time, (C) such corrected Registration Statement or prospectus (excluding any document incorporated by reference therein) was not conveyed by the Registration Indemnified Party to such person at or prior to the Applicable Time and (D) such loss, claim, damage or liability would not have occurred had such corrected Registration Statement or prospectus (excluding any document incorporated by reference therein) been conveyed to such person as provided for in clause (C) above. Each indemnity and reimbursement of costs and expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Registration Indemnified Party.

(ii)           Subscriber agrees to, and the Company may require, as a condition to including any Registrable Securities of Subscriber in any Registration Statement filed pursuant to this Schedule 5.3 or to entering into any underwriting agreement with respect thereto, that the Company shall have received an undertaking reasonably satisfactory to it from Subscriber and each underwriter named in any such underwriting agreement (each a “Company Indemnifying Party”), severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed any Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and all other Holders of Registrable Securities (each, a “Company Indemnitee”), against any and all Registration Losses, insofar as such Registration Losses arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, or any preliminary, final or summary prospectus contained therein or furnished by the Company to

Company Indemnifying Party, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representative by or on behalf the Company Indemnifying Party expressly for use therein.  Notwithstanding the foregoing, Subscriber shall not be liable for Registration Losses in an amount in excess of proceeds received in a sale under such Registration Statement (after deducting Selling Expenses).

(iii)           Promptly after receipt by a Registration Indemnified Party or Company Indemnitee (each, an “Indemnified Party”) of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section, such Indemnified Party will, if a claim in respect thereof is to be made against, respectively, Company, on the one hand, or Subscriber, on the other hand (such person, the “Indemnifying Party”), give written notice to the Indemnifying Party of the commencement of such action; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its or their obligations under this Section, except to the extent that the Indemnifying Party is actually materially prejudiced by such failure to give notice, and in no event shall such failure relieve the Indemnifying Party from any other liability which it may have to such Indemnified Party. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate in the defense thereof, and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation; provided, further, that if, in the Indemnified Party’s reasonable judgment, a conflict of interest between the Indemnified Party and the Indemnifying Party exists in respect of such claim, then the Indemnified Party shall have the right to participate in the defense of such claim and to employ one firm of attorneys reasonably acceptable to the Indemnifying Party, at the Indemnifying Party’s expense, to represent such Indemnified Party. No Indemnified Party will consent to entry of any judgment or enter into any settlement without the Indemnifying Party’s written consent to such judgment or settlement, which shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

(iv)           If the indemnification provided for in this Schedule 5.3 is unavailable to an Indemnified Party with respect to any Registration Losses or is insufficient to hold such Indemnified Party harmless as contemplated therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Registration Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such Registration Losses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Schedule 5.3  were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Schedule 5.3.  Notwithstanding the provisions of this Schedule 5.3,

Subscriber shall not be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by it from the sale of any Registrable Securities (after deducting Selling Expenses) exceeds the amount of any damages which it has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Subscriber’s obligations in this Schedule 5.3 to contribute shall be several in proportion to the principal amount of Registrable Securities registered or underwritten, as the case may be, by or on behalf of it, and not joint.

(j)           The agreements set forth in this Schedule 5.3 shall inure to the benefit of and be binding upon the successors and assigns of each of the parties to the Agreement, including, without limitation and without the need for an express assignment or assumption, direct and indirect transferees of Subscriber’s Registrable Securities to whom the Registrable Securities have been validly transferred under the terms of the Agreement.  In furtherance, and not in limitation, of the foregoing, the Company agrees that such direct and indirect transferees shall be third party beneficiaries of the agreements set forth in this Schedule 5.3, and each such direct or indirect transferee shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder; provided, however, that such direct or indirect transferee fulfills all of its obligations hereunder.

(k)           The agreements set forth in this Schedule 5.3 shall survive any post-Closing termination of the Agreement until the earlier of (i) three years from the Closing Date and (ii) the date on which Subscriber no longer owns any Registrable Securities.  The indemnification obligations under paragraph (f) above shall survive any post-Closing termination of the Agreement and/or this Schedule 5.3.

As used herein, the following terms have the following meanings:

“Registrable Securities” means all shares of Voting Common Stock and Class B Non-Voting Stock and Warrants and Warrant Shares issued by the Company in the Offering and any securities which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification.  As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by a Holder thereof shall be or have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been sold to the public in compliance with Rule 144 under the Securities Act or (iii) such securities shall have ceased to be outstanding.

“Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Schedule 5.3 (whether or not any registration or prospectus becomes effective or final) including all registration, filing and listing fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of the Company’s independent accountants (including a commercially reasonable comfort letter to the extent the Registrable Securities are sold in an underwritten public offering), and the reasonable fees and costs of counsel to Subscriber and other participants in any registration pursuant to this Schedule 5.3 up to $20,000, but shall not include Selling Expenses.

“Registration Statement” means any registration statement of the Company under the Securities Act that permits the public offering of any of the Registrable Securities and the Shelf Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement. No Registrable Securities may be registered under more than one Registration Statement at any one time.

“Selling Expenses” means all discounts, selling commissions, and stock transfer taxes for the Subscriber and/or any underwriter applicable to the sale of Registrable Securities.

“Shelf Prospectus” means the prospectus included in any Shelf Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Shelf Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all materials incorporated by reference in such prospectus.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (a) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (b) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act covering Registrable Securities.  To the extent that the Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), a “Shelf Registration Statement” shall be deemed to refer to an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) on Form S-3.